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                                                                    EXHIBIT 21.1

                     Subsidiaries of eVentures Group, Inc.



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
                                                  State of             Names Under Which
                                              Incorporation or          Subsidiary Does         Percentage Ownership
Name of Subsidiary                               Organization               Business                in Subsidiary
---------------------------------             ----------------     -----------------------     --------------------
eVentures Holdings, L.L.C.                        Delaware            eVentures Holdings,              100%
                                                                            L.L.C.

e.Volve Technology Group, Inc.                     Nevada             e.Volve Technology                100%
                                                                       Group, Inc.; f/k/a
                                                                    e.Volution, Inc., Orix
                                                                     Global, Inc. and Orix
                                                                         Leasing, Inc.



e.Volve Technology Group de Mexico, S.A. de C.V.   Mexico             e.Volve Technology Group         100%
                                                                   de Mexico, S.A. de C.V.; f/k/a
                                                                       Latin Gate de Mexico
                                                                           S.A. de C.V.

Innovative Calling Technologies LLC                Nevada             Innovative Calling                50%
                                                                       Technologies, LLC

AxisTel Communications, Inc.                      Delaware                  AxisTel                    100%
                                                                      Communications, Inc.

AxisTel Global Networks, Inc.                     Delaware              AxisTel Global                 100%
                                                                        Networks, Inc.

AxisTel International, Inc.                       Delaware          AxisTel International,             100%
                                                                             Inc.

AxisTel Media Services, Inc.                      Delaware          AxisTel Media Services,            100%
                                                                             Inc.

AxisTel Metro, Inc.                               Delaware            AxisTel Metro, Inc.              100%

Latin eVentures, Inc.                             Delaware           Latin eVentures, Inc.             100%

IGS Acquisition Corporation                         Texas                IGS Acquisition               100%
                                                                          Corporation
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